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                                  EXHIBIT 99.1
                                  ------------

FOR IMMEDIATE RELEASE
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Contacts:  Peter N. Hood, CFO
           Storage Computer Corporation
           (603) 880-3005  ext. 303
           ir@storage.com


                       STORAGE COMPUTER ANNOUNCES DECISION

                        IN UK INTELLECTUAL PROPERTY TRIAL

NASHUA, New Hampshire - August 21, 2002 - Storage Computer Corporation (AMEX:SOS) (www.storage.com), a leading worldwide provider of high-performance data storage delivery systems, and its wholly owned UK subsidiary, Storage Computer UK Limited, (collectively "Storage Computer"), announced today it has received the decision in patent action litigation brought in the UK High Court, London against Hitachi Data Systems Limited ("Hitachi") in the United Kingdom.

The case involved two European issued patents: EP (UK) 0,294,287 and EP (UK) 0,539,494. The Judge has ruled that neither patent was shown to be valid in the UK or infringed by Hitachi.

Upon review of the full text of the court decision the Company will determine if there is a substantial basis for an appeal.

About Storage Computer Corporation

Storage Computer Corporation (AMEX:SOS), a leading worldwide provider of high performance storage solutions, develops and manufactures software-driven, multi-host storage solutions for powering advanced business applications. Based on open system architectures Storage Computer's high-bandwidth storage technology supports a great variety of applications, including advanced database activities, interactive multi-media, multi-cast content, medical imaging and more. Storage Computer's worldwide headquarters are in Nashua, New Hampshire, with subsidiaries and distribution in over 20 countries. Company information may be found at http://www.storage.com.

This press release may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.